SUB-ITEM 77H

As of September 14, 2015, the following entity owned 25% or more of the voting securities of the MFS Blended Research Growth Equity Fund:


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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|98.79%    |
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As of September  14,  2015, the following entity owned 25% or more of the voting securities the MFS Blended Research Small Cap Equity Fund:

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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|95.62%    |
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As of September 14, 2015,  the  following entity owned 25% or more of the voting securities of the MFS Blended Research Value Equity Fund:


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|ENTITY                                  |PERCENTAGE|
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|Massachusetts Financial Services Company|97.03%    |
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